Exhibit 99.1

NeoStem Announces Addition of Experienced Scientist and Biotechnology Executive Peter G. Traber, MD, to Its Board of Directors
NEW YORK, Jan. 22, 2015 (GLOBE NEWSWIRE) -- NeoStem, Inc. (Nasdaq:NBS), a leader in the development and manufacturing of cell therapy products and regenerative medicine, today announced the addition of Peter G. Traber, MD, to its Board of Directors.
Dr. Traber has extensive experience in medicine, science and the pharmaceutical industry. He is currently President, Chief Executive Officer, and Chief Medical Officer of Galectin Therapeutics, a publicly traded biotechnology company that is developing carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer. Notably, he is president emeritus of Baylor College of Medicine, where he was Chief Executive Officer from 2003 to 2008. Dr. Traber also has extensive big pharma leadership experience serving from 2000 to 2003 as Senior Vice President of clinical development and medical affairs and Chief Medical Officer of GlaxoSmithKline. He has also served as CEO of the University of Pennsylvania Health System, Chair of the Department of Internal Medicine, and Chief of Gastroenterology for the University of Pennsylvania School of Medicine.
"We are pleased to welcome Dr. Traber to our Board of Directors at this exciting point in NeoStem's evolution," said Robin L. Smith, MD, Executive Chair of the Board of Directors of NeoStem. "Dr. Traber's accomplishments and industry experience will bring valuable skills and perspective to our Board as we strive to build sustainable shareholder value."
Dr. Traber has managed a molecular biology research laboratory and published more than 100 research articles, reviews, and book chapters. He received his MD from Wayne State School of Medicine, a BS in chemical engineering from the University of Michigan, and a certificate in medical leadership from Wharton Business School. "NeoStem has shown promising progress toward bringing lifesaving therapies to patients in a variety of therapeutic areas," said Dr. Traber. "I look forward to contributing to NeoStem's unique business model, built around a robust pipeline of therapeutics, an exciting platform technology in oncology, and manufacturing expertise leading the industry of regenerative medicine."
About NeoStem, Inc.
NeoStem is a biopharmaceutical company pursuing the preservation and enhancement of human health globally through the development of cell based therapeutics that prevent, treat or cure disease by repairing and replacing damaged or aged tissue, cells and organs and restoring their normal function. The business includes the development of novel proprietary cell therapy products as well as a revenue-generating contract development and manufacturing service business. This combination has created an organization with unique capabilities for cost effective in-house product development and immediate revenue and cash flow generation. www.neostem.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, the Company's ability to develop and grow its business, the successful development of cellular therapies with respect to the Company's research and development and clinical evaluation efforts in connection with the Company's Targeted Immunotherapy Program, Ischemic Repair Program , Immune Modulation Program and other cell therapies, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry, and the performance and planned expansion of the Company's contract development and manufacturing business as well as its efforts to expand its capabilities into the cell therapy tools market. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2014, the Company's Current Report on Form 8-K filed with the SEC on May 8, 2014 and in the Company's other periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside of its control.
CONTACT: Investor Contact:
LifeSci Advisors, LLC
Hans Vitzthum
Managing Director
Phone: +1-212-915-2568
Email: hans@lifesciadvisors.com

Media Contact:
NeoStem, Inc.
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com